इरेडा
IREDA

भारतीय अक्षय ऊर्जा विकास संस्था सीमित
(भारत सरकार का प्रतिष्ठान)

Indian Renewable Energy Development Agency Limited
(A Government of India Enterprise)
IS/ISO 9001 : 2000 Certified

CORPORATE OFFICE AND CORRESPONDENCE ADDRESS

Indian Renewable Energy Development Agency Ltd. (IREDA)
August Kranti Bhawan
3rd Floor, Bhikaji Cama Place
New Delhi - 110 066

Tel. Nos. 011-26717400-34
Fax : 011-26717416

No. 221/1718/GMG/98/IREDA

Dated : 2nd December,2009

Without Prejudice
In Duplicate
Speed Post

M/s United Biofuels Private Ltd.
(Formerly G.K. Bioenergy Pvt. Ltd.)
3rd Floor, 824, Poonamallee High Road
Kilpauk
Chennai : 600 010

Sub: Your request for One Time Settlement (OTS) - Project No. 1190

Dear Sirs,

Please refer to your letters dated 02.09.2009,30.09.2009,14.10.2009 and email dated 25.11.2009 and also further correspondences from time to time on One Time Settlement proposal of IREDA's dues.

2. We have to advise that the Competent Authority in IREDA has considered your proposal and agreed for One Time Settlement at Rs. 727.11 lakhs. The broad terms and conditions for the One Time Settlement proposal are as under :

(i) The Company shall pay entire Rs. 727.11 lakhs within a period of 60 days from the date of sanction letter.

(ii) The Company shall pay a minimum amount of 20% i.e. Rs. 145.42 lakhs within a period of 30 days and balance 80% i.e. Rs. 581.69 lakhs within a period of 60 days from the date of sanction letter

इरेडा IREDA

(iii) The Company shall furnish PDCs towards OTS amount as per para (ii).

(iv) The Company shall note that if the entire OTS amount in terms of Clause No. (i) above is paid within 60 days no interest shall be charged. Otherwise, the Company shall pay simple interest on the OTS amount @ 12.75% on reducing balance basis from the date of sanction of OTS.

(v) The Company shall agree and note that all criminal complaints and / or other suits, legal proceedings filed against the company/guarantors of loan/Chief Executive, etc shall be withdrawn only after the entire amount of OTS with interest is paid to the satisfaction of IREDA.

(vi) The Company shall agree and confirm that all securities, provided for the loan disbursed by IREDA to the Company as per the terms and conditions of Loan Agreement as amended from time to time shall continue to remain in force and operative except where specific NoC issued, till the OTS amount is fully paid to the satisfaction of IREDA.

(vii) The Company shall comply with "KYC- Know Your Customer" guidelines norms issued by RBI vide Notification No. RBI-2004-05/37IDNBS(PD).CC48/10.42/2004-05, dated 21.02.2005, as amended from time to time.

(viii) In case the Company is not able, due to any reasons, to pay the entire agreed OTS amount within stipulated time, the aforesaid OTS proposal shall be treated/stands withdrawn and the entire outstanding amount as per the Books of IREDA as of 30th September, 2009 along with further interest, additional interest and liquidated damages upto the date of payment shall become due and payable by the borrower to IREDA under the consent decree and the decision of IREDA in this regard shall be binding on the Company and also IREDA shall be at liberty to exercise its rights to take all action against the Company including resumption of Civil and Criminal proceedings to recover entire outstanding from the Company.

3. We are sending this letter in duplicate with a request to send the original copy of this letter immediately duly signed by the Director for and on behalf of the Company in a token of having agreed to the terms and conditions as are contained herein failing which it shall be presumed that you are not interested in the One Time Settlement proposal and IREDA shall be at liberty to take such action against the Company and/or guarantor of the loan as it may be advised which you may please note.

इरेडा
IREDA

4. Please note that this communication shall not be construed as giving rise to a binding obligation on the part of IREDA unless you have communicated your concurrence/ acceptance to the conditions as are contained in this letter.

Thanking you,

Yours faithfully,
For and on behalf of
Indian Renewable Energy Development Agency Ltd.,

इरेडा
IREDA

(B.M. Chouhan)
General Manager (TS)

We hereby note,agree and accept the above

For and on behalf of
M/s United Biofuels Pvt. Ltd.
(Formerly G.K. Bioenergy Pvt. Ltd.)

Director